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EXHIBIT
  23


                Consent of Independent Accountants

                We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-90730) and in the Registration Statements on Form S-8 (No. 33-94542, No. 33-90730 and No. 333-10221) of
                Glimcher Realty Trust of our report dated November 22, 1996 relating to the financial statements of Retail Property Investors, Inc., which appears in the Current Report on Form 8-K/A of Glimcher Realty Trust dated December 16, 1996.




PRICE WATERHOUSE LLP
Boston, Massachusetts
December 16, 1996